PHILLIPS EDISON - ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P.
11501 NORTHLAKE DR
CINCINNATI, OH 45249

Attn:	Richard J. Smith
Phone:	(513) 619-5059

From:	James Isler
Phone:	(412) 78-5872

Reference:	MX_44970
USI:	1030450478MX_44970

The purpose of this letter agreement is to confirm the terms and conditions of the Interest Rate Swap transaction (the "Transaction") entered into between PHILLIPS EDISON - ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P. ("COUNTERPARTY") and PNC Bank, National Association ("PNC") on the Trade Date specified below. By signing below, COUNTERPARTY acknowledges that it has consented to receive this Confirmation via electronic mail.

1.

The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) and any addenda or revisions thereto, are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, that certain ISDA Master Agreement and related Schedule between COUNTERPARTY and PNC, dated as of March 27, 2013 (as amended, modified, renewed or restated from time to time, the “ISDA Master Agreement”).  All provisions contained in or incorporated by reference in such ISDA Master Agreement shall govern this Confirmation, except as modified expressly below.   In the event of any inconsistency between the provisions of such ISDA Master Agreement and this Confirmation, this Confirmation will govern for purposes of the Transaction.

3.	Each party represents to the other party that:
(a)

It is acting for its own account as principal, and it has made its own independent decisions to enter  into the ISDA Master Agreement and the Transaction and as to whether the ISDA Master Agreement and the Transaction each is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary to permit it to evaluate the merits and risks of the ISDA Master Agreement and the Transaction. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the ISDA Master Agreement or the Transaction; it being understood that information and explanations related to the terms and conditions of the ISDA Master Agreement or the Transaction shall not be considered investment advice or a recommendation to enter into the ISDA Master Agreement or the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the ISDA Master Agreement or the Transaction.

(b)

It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the ISDA Master Agreement and the Transaction. It is also capable of assuming, and assumes, the risks of the ISDA Master Agreement and the Transaction.

	(c)	The other party is not acting as a fiduciary for or an adviser to it in respect of the ISDA Master Agreement or the Transaction.
	(d)	It has entered into the Transaction in connection with a line of its business and for purposes of hedging and not for the purpose of speculation.

4.	The terms of the Transaction to which this Confirmation relates are as follows:
	Type Of Transaction:	Interest Rate Swap
	Notional Amount:	USD 50,000,000.00
	Trade Date:	March 27, 2013
	Effective Date:	April 2, 2013
	Termination Date:	December 21, 2017

Fixed Amounts:
Fixed Rate Payer:	COUNTERPARTY
Fixed Rate Calculation Periods:

The initial Calculation Period will be from and including the Effective Date to but excluding May 1, 2013. Thereafter, from and including the first (1st) day of each month to but excluding the first (1st) day of the following month.  With the final Calculation Period being from and including December 1, 2017, to but excluding the Termination Date. Each calculation period subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate Payer Payment Dates:

The initial payment will commence on May 1, 2013, and thereafter on the first (1st) day of each month, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate:	0.80%
Fixed Rate Day Count Fraction:	Actual/360
Business Days:	New York and London

Floating Amounts:
Floating Rate Payer:	PNC
Floating Rate Calculation Periods:

The initial Calculation Period will be from and including the Effective Date to but excluding May 1, 2013. Thereafter, from and including the first (1st) day of each month to but excluding the first (1st) day of the following month.  With the final Calculation Period being from and including December 1, 2017, to but excluding the Termination Date. Each calculation period subject to adjustment in accordance with the Following Business Day Convention

Floating Rate Payer Payment Dates:

The initial payment will commence on May 1, 2013, and thereafter on the first (1st) day of each month, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate for Initial Calculation Period:	0.20%
Reset Dates:	The first day of each Floating Rate Calculation Period, with Period End Dates subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate Option:

USD-LIBOR-BBA-Bloomberg, (as necessary) round to nearest 1/100th of 1% provided, however, that the reference to “London Banking Days" that appears in the 4th line of the definition of “USD-LIBOR-BBA-Bloomberg” is replaced with “New York and London Banking Days" (which for purposes of the Transaction means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York and London, England)..

Designated Maturity:	One (1) Month
Spread:	Inapplicable
Floating Rate Day Count Fraction:	Actual/360
Business Days:	New York and London
Compounding:	Inapplicable

General Terms:
Calculation Agent:	PNC
Jury Waiver:

EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE ISDA MASTER AGREEMENT, ANY CREDIT SUPPORT DOCUMENT, THIS CONFIRMATION OR THE TRANSACTION EVIDENCED HEREBY.

Governing Law:	The Transaction shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine.
Execution in Counterparts:

This Confirmation may be executed in counterparts, each of which shall be an original and both of which when taken together shall constitute the same agreement. Transmission by facsimile, e-mail or other form of electronic transmission of an executed counterpart of this Confirmation shall be deemed to constitute due and sufficient delivery of such counterpart.

Electronic Records and Signatures:

It is agreed by the parties that the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity and enforceability as a signature affixed by hand or the use of a paper-based record keeping system (as the case may be) to the extent and as provided for in any applicable law.

Payment Instructions:

I hereby Authorize PNC Bank to deposit or withdraw any amounts owed to me or by me by initiating credit or debit entries to my account at the Financial Institution indicated below. Further, I authorize my Financial Institution to accept and to credit or debit any entries initiated by PNC Bank to my account. In the event that PNC Bank deposits funds erroneously into my account, I authorize PNC Bank to debit my account for an amount not to exceed the original amount of the credit.

Bank Name	City	State

ABA Routing #:
Account #:
Account Type:	Checking	Or	Savings
	Corporate	Or	Individual

This authorization is to remain in full force and effect until PNC Bank and/or my Financial Institution has received written notice from me of its termination in such time and in such manner as to afford PNC Bank and/or my Financial Institution a reasonable opportunity to act on it.

Contact Information:

PNC Contact Information

Payments:	derivative.payments@pnc.com	412-237-0529
Audit Confirmation Requests:	brokerconf@pnc.com	412-237-0544
Web Portal Access and Customer Onboarding:	pnccm.docs@pnc.com	412-237-0537

Counterparty Contact Information and Web Portal Access

PNC Bank will provide access to a secure website for the individuals listed below.  Access to the site will include the ability to view the Interest Payment Advice, as well as to view the daily Mid-market Mark Report of your outstanding derivative transactions with PNC.  Unless you notify PNC Bank in writing that you do not agree to receive your daily mid-market mark report through the website, you agree that the posting of the daily mid-market mark report on the website is an acceptable and reliable manner of disclosure to you.  Logon credentials will be provided after confirmation has been executed and returned to PNC Bank.  Please provide additional names as required.

First Name	Last Name	Email address	Telephone
rsmith@phillipsedison.com

Please confirm that the foregoing correctly sets forth the terms of our agreement concerning the transaction by signing this Confirmation where indicated below and returning a signed copy to Patrick Kertes either by fax (1-855-568-4533) or by overnight delivery (c/o PNC Bank, National Association, 116 Allegheny Center Mall, P8-YB35-02-8, Pittsburgh, PA 15212, Attn: Patrick Kertes). Should you wish to return your signed copy by e-mail, please first contact your derivatives marketer.

Please retain a signed copy of this Confirmation for your records. Should you have any questions, please call Patrick Kertes at 412-237-0532.
Yours Sincerely,		Accepted and agreed as of the date first above written:
PNC BANK, NATIONAL ASSOCIATION

PHILLIPS EDISON - ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P.

a Delaware limited partnership

By: PHILLIPS EDISON SHOPPING CENTER

OP GP, LLC, a Delaware limited liability company

Its: General Partner

By:	/s/ Adam Goff____________________	By:	/s/ Richard Smith
Name:	Adam Goff	Name:	Richard Smith
Title:	Vice President	Title:	Chief Financial Officer